Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of Pentair plc
We have audited the accompanying balance sheets of Pentair plc (the “Company”) as of December 31, 2013 and November 28, 2013 (date of incorporation), and the related statements of operations and comprehensive loss, changes in shareholders' equity (deficit), and cash flows for the period from November 28, 2013 (date of incorporation) to December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of Pentair plc at December 31, 2013 and November 28, 2013 (date of incorporation), and the results of its operations and cash flows for the period from November 28, 2013 (date of incorporation) to December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
May 12, 2014

Pentair plc
Statement of Operations and Comprehensive Loss

November 28, 2013 (date of incorporation) to December 31, 2013
Net sales	$—

Other (income) expense:
Operating expenses	1,848,126
Interest expense	944
Interest income	(67)
Foreign currency gain	(868)
Loss before provision for income taxes	(1,848,135)
Provision for income taxes	—
Net loss	$(1,848,135)
Comprehensive loss	$(1,848,135)
Loss per ordinary share
Basic	$(46.20)
Diluted	$(46.20)
Weighted average ordinary shares outstanding
Basic	40,000
Diluted	40,000

See accompanying notes to financial statements.

Pentair plc
Balance Sheets

	December 31, 2013	November 28, 2013 (date of incorporation)

Assets
Current assets
Cash and cash equivalents	$—	$53,752
Related party loan receivable	54,620	—
Interest receivable	67	—
Total current assets	54,687	53,752
Total assets	$54,687	$53,752
Liabilities and Shareholders' Equity (Deficit)
Current liabilities
Related party debt	$1,848,126	$—
Interest payable	944	—
Total current liabilities	1,849,070	—
Shareholders' equity (deficit)
Ordinary shares, €1.00 par value, 10,000,000 authorized and 40,000 outstanding as of December 31, 2013 and November 28, 2013	53,752	53,752
Accumulated deficit	(1,848,135)	—
Total shareholders' equity (deficit)	(1,794,383)	53,752
Total liabilities and shareholders' equity (deficit)	$54,687	$53,752

See accompanying notes to financial statements.

Pentair plc
Statement of Cash Flows

November 28, 2013 (date of incorporation) to December 31, 2013
Operating activities
Net loss	$(1,848,135)
Changes in assets and liabilities
Related party loan receivable	(54,620)
Interest receivable	(67)
Interest payable	944
Net cash used for operating activities	(1,901,878)
Financing activities
Proceeds from issuance of ordinary shares	53,752
Proceeds from related party debt	1,848,126
Net cash provided by financing activities	1,901,878
Change in cash and cash equivalents	—
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$—

See accompanying notes to financial statements.

Pentair plc
Statement of Changes in Shareholders' Equity (Deficit)

	Ordinary shares		Accumulated deficit	Total
	Number	Amount
Issuance of ordinary shares	40,000	$53,752	$—	$53,752
Balance - November 28, 2013	40,000	$53,752	$—	$53,752
Net loss	—	—	(1,848,135)	(1,848,135)
Balance - December 31, 2013	40,000	$53,752	$(1,848,135)	$(1,794,383)

See accompanying notes to financial statements.

Pentair plc
Notes to financial statements

1.    Basis of Presentation
Business
Pentair plc ("we," "us," "our," or "the Company") is a public limited company incorporated in Ireland on November 28, 2013. The Company was incorporated with seven subscribers contributing total initial share capital of $53,752 (€40,000) in exchange for 40,000 ordinary shares of €1.00 par value (the "Euro Shares").
On December 5, 2013, Pentair Ltd. acquired 39,994 Euro Shares for cash consideration.
On December 10, 2013, the Board of Directors of Pentair Ltd. unanimously approved a Merger Agreement, dated December 10, 2013, between us and Pentair Ltd. (the "Merger Agreement"). If the shareholders of Pentair Ltd. approve the Merger Agreement, Pentair Ltd. will merge with and into us with Pentair plc as the survivor (the "Merger"), thereby changing the jurisdiction of the organization of the parent company from Switzerland to Ireland. In connection with the completion of the Merger, we will issue one ordinary share of $0.01 par value (the "Ordinary Shares") to shareholders of Pentair Ltd. for each Pentair Ltd. common share held immediately prior to the Merger and all common shares of Pentair Ltd. will be canceled.
The Merger is subject to Pentair Ltd. shareholder approval of the Merger Agreement and certain other conditions. Pentair Ltd.’s shareholders will be asked to vote to approve the Merger Agreement at an extraordinary general meeting of shareholders to be held on May 20, 2014.
Basis of presentation
The financial statements are presented in United States dollars ("USD"), which is the Company's functional currency, and in accordance with accounting principles generally accepted in the United States of America.
Fiscal year
Our fiscal year ends on December 31. We report our interim quarterly periods on a 13-week basis ending on a Saturday.
2.     Share Capital
The authorized share capital of the Company consists of €10,000,000 divided into 10,000,000 Euro Shares. There were 40,000 Euro Shares issued and outstanding as of December 31, 2013.
Prior to the completion of the Merger, we intend to amend and restate our Articles of Association (the "Amended Articles") to provide for an authorized share capital of $4,260,000 divided into 426,000,000 Ordinary Shares and €40,000 divided into 40,000 Euro Shares. In accordance with the Amended Articles, the holders of the Ordinary Shares will be entitled to dividends, have voting rights and participate pro rata in the total assets of the Company in the event of its liquidation.
Upon completion of the Merger, we will acquire and cancel the 40,000 Euro Shares for no consideration and only the Ordinary Shares will remain issued and outstanding.
3.    Guarantees
Pentair Ltd. is a guarantor of an unsecured, committed revolving credit facility with initial maximum aggregate availability of up to $1.45 billion ("Credit Facility"). In anticipation of the Merger, Pentair Finance S.A. ("PFSA"), a 100-percent owned subsidiary of Pentair Ltd., entered into a First Amendment and Consent (the "Amendment") to the Credit Facility on April 22, 2014.  Pursuant to this amendment, the lenders under the Credit Facility consented to the Merger and related transactions, and PFSA agreed the Company and Pentair Investments Switzerland GmbH, a newly-formed Swiss company that will be a subsidiary of Pentair plc and the parent of PFSA after the Merger ("New Swissco") would become guarantors under the Credit Facility effective upon the completion of the Merger.  The Amendment requires us and New Swissco to execute and deliver an Assumption and Accession Agreement to the lenders in connection with the Merger to evidence our addition as guarantors. Additionally, effective upon completion of the Merger, we will become a guarantor of the PFSA and Pentair, Inc. senior notes that are currently outstanding with an aggregate principal amount of $2.0 billion as of December 31, 2013.

Pentair plc
Notes to financial statements

4.     Related Party Transactions
In December 2013, we borrowed $1,848,126 under a Deposit and Cash Management Agreement with PFSA, which we used to pay a registration fee of the same amount to the U.S. Securities and Exchange Commission ("SEC") in conjunction with the registration with the SEC of our Ordinary Shares that will be issued to holders of Pentair Ltd. common shares at the closing of the Merger. The agreement bears interest at a variable rate and the average interest rate for the period from November 28, 2013 (date of incorporation) to December 31, 2013 was 1.55 percent.
Additionally, in December 2013, we lent $54,620 to a subsidiary of Pentair Ltd. at a fixed annual rate of interest of 3 percent. This loan matures in December 2014.
5.    Income Taxes
Upon completion of the Merger, we intend to manage our affairs so that we are centrally managed and controlled in the United Kingdom (the “U.K.”) and therefore have our tax residency in the U.K. The corporate income tax rate in the U.K. is 23%. The net loss for the period from November 28, 2013 (date of incorporation) to December 31, 2013 is not deductible for tax purposes.